Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated October 20, 2022, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-273418) and related Prospectus of MSC Industrial Direct Co., Inc. for the registration of 10,601,162 shares of its common stock.

/s/ Ernst & Young LLP

Jericho, New York

August 21, 2023